1 Snap One Reports Fiscal Fourth Quarter and Full Year 2021 Results Company Exceeds $1 Billion in Annual Net Sales and Delivers Record Profitability Strong Market Demand, Combined with Continued Execution Against Global Supply Chain Pressures, Drives Record Operating Results Company Introduces Financial Outlook for Fiscal 2022 CHARLOTTE, N.C. – March 22, 2022 – Snap One Holdings Corp. (NASDAQ: SNPO) (“Snap One,” the “Company,” “we” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal fourth quarter and full year ended December 31, 2021. Fiscal Full Year 2021 and Recent Operational Highlights ● Achieved several broader company goals: o Completed successful initial public offering o Rebranded as Snap One (formerly SnapAV) to reflect the Company’s aspiration to be the one partner that professional integrators need for every job o Meaningfully improved service levels, enhancing the overall partner experience and reflected in being awarded 16 2021 CE Pro Quest for Quality Awards out of 25 identified sub-categories o Hired a new Chief People Officer and added three new board members, expanding the Company’s diverse set of management backgrounds and perspectives ● Delivered on product and software innovation: o Recognized by the industry for leading products and services, resulting in being ranked the #1 and/or #2 brand 36 times across 62 identified product sub-categories in the 2021 CE Pro 100 Brand Analysis Awards o Upgraded Control4 OS 3 software to provide full support for OvrC remote management to Control4 controllers and added fundamental platform enhancements for commercial deployments o Updated the OvrC remote management platform to improve user interface and bring improved notification accuracy o Announced a strategic investment in Parasol, an industry leading provider of 24/7 remote support solutions to end-users that improve integrator productivity and service levels while creating a recurring revenue stream for integrators and Snap One o Expanded third-party product portfolio and vendor partnerships through a series of investments and new additions, with 25 new third-party (3P) launches and over 250 SKUs – including Sound United, Lutron Caséta, Ecobee, JVC, ClareVision, and Pulse 8, as well as Roku streaming devices – all of which offer Control4 integration o Entered into an exclusive Josh.ai partnership with strategic development of a first-of-its kind Control4 certified driver for voice control, expanded integration of music streaming services, and native support to execute advanced lighting scenes. The partnership also establishes Snap One as the exclusive distributor of Josh.ai hardware and software. ● Announced the all-new Partner Rewards program, effective January 31, 2022, unifying the Snap One partner experience under a single loyalty program and rewarding partners on every purchase.

2 ● Opened eight new domestic local branches, bringing the total domestic local branch footprint to 31 locations as of year-end ● Strengthened balance sheet by completing a debt refinancing. The Credit Agreement provides for senior secured financing of $565.0 million in the aggregate, consisting of $465.0 million in aggregate principal amount of senior secured term loans maturing in seven years and a $100 million senior secured revolving credit facility maturing in five years ● Closed 3 accretive tuck-in acquisitions o Acquired HCA Distributing in April 2021 o Acquired Access Networks in May 2021 o Recent Development: Acquired Staub Electronics in January 2022 Management Commentary “With accelerated demand for our products and services, we delivered a strong fourth quarter and closed the year with exceptional results, all while making considerable progress on our organizational goals,” said Snap One CEO John Heyman. “Our team has done a remarkable job in navigating the uncertainties of 2021 while continuing to provide outstanding service and support to our integrators and end consumers. Since our successful IPO in July, we’ve expanded our distribution presence, made significant investments into our product offering and software capabilities, and built a robust foundation for our new journey as a public company. “Our team’s commitment positioned us to serve integrator demand and exceed our expectations for the year. We delivered a record performance of $1.008 billion in net sales, representing 24% year- over-year growth on an as reported basis, with a net loss of $36.5 million and adjusted EBITDA of $110.8 million. We enter 2022 with strong momentum and continue to observe favorable demand trends. While we expect supply chain challenges to persist, we remain confident in our ability to execute our strategy and deliver superior performance and growth in 2022 and beyond.” Fiscal Fourth Quarter 2021 Financial Results Results compare 2021 fiscal fourth quarter end (December 31, 2021) to 2020 fiscal fourth quarter end (December 25, 2020) unless otherwise indicated. 2021 fiscal fourth quarter included a 14th week, while 2020 fiscal fourth quarter is a 13-week period. ● Net sales increased 21% to $273.5 million from $226.1 million in the comparable year-ago period. The 14th week in fiscal fourth quarter 2021 added approximately $17.9 million in net sales. Excluding the 14th week, net sales increased approximately 13%. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 13% to $105.9 million (38.7% of net sales) in the fiscal fourth quarter from $94.1 million (41.6% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses increased 25% to $91.2 million (33.4% of net sales) from $72.8 million (32.2% of net sales) in the comparable year-ago period. ● Net loss increased $3.4 million to $7.8 million (-2.9% of net sales) compared to net loss of $4.4 million (-1.9% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 1% to $26.0 million (9.5% of net sales) compared to $25.6 million (11.3% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, increased 63% to $13.9 million (5.1% of net sales) from $8.5 million (3.8% of net sales) in the comparable year-ago period.

3 Fiscal Full Year 2021 Financial Results Results compare 2021 fiscal year end (December 31, 2021) to 2020 fiscal year end (December 25, 2020) unless otherwise indicated. 2021 fiscal full year included a 53rd week, while 2020 fiscal full year is a 52- week period. ● Net sales increased 24% to $1,008.0 million from $814.1 million in the comparable year-ago period. The 53rd week in fiscal 2021 added approximately $17.9 million in net sales. Excluding the 53rd week, net sales increased approximately 22%. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 20% to $408.1 million (40.5% of net sales) in the fiscal year from $339.3 million (41.7% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses increased 31% to $350.3 million (34.7% of net sales) from $267.2 million (32.8% of net sales) in the comparable year-ago period. ● Net loss increased $11.2 million to $36.5 million (-3.6% of net sales) compared to net loss of $25.2 million (-3.1% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 17% to $110.8 million (11.0% of net sales) compared to $94.5 million (11.6% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, increased 89% to $53.6 million (5.3% of net sales) from $28.3 million (3.5% of net sales) in the comparable year-ago period. ● Net cash used in operating activities totaled $30.4 million in the year ended December 31, 2021, compared to net cash provided by operating activities of $64.2 million in the comparable year-ago period. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled ($40.4) million in the twelve months ended December 31, 2021, compared to $54.0 million in the comparable year-ago period. ● At the end of fiscal 2021, cash and cash equivalents were $40.6 million, compared to $77.5 million on December 25, 2020. Fiscal 2022 Financial Outlook “Demand for our products and services remains high as we enter 2022,” Heyman continued. “Despite supply chain uncertainty, we have strong conviction in both the short and long-term growth outlook for our business. We expect net sales in the fiscal year ending December 30, 2022, to range between $1.140 billion and $1.170 billion, which would represent an increase of 13% to 16% compared to the prior fiscal year on an as reported basis, and 15% to 18% after adjusting fiscal 2021 to remove the impact of a 53rd week. “For fiscal 2022, we expect adjusted EBITDA to range between $114 million and $120 million, which would represent an increase of 3% to 8% compared to the prior fiscal year on an as reported basis. Presenting 2021 on a 52-week adjusted basis and normalizing for a full year of public company costs, our 2022 adjusted EBITDA guidance would represent a year over year increase of 8% to 14%. Our adjusted EBITDA guidance considers long-term growth investments as well as ongoing supply chain cost pressures partially offset by our historical pricing actions.

4 “We enter 2022 in a robust demand environment and continue to take a leadership position in growing the industry. We are focused on delivering strong growth and margin expansion over the long-term, while also reinvesting in the success of Snap One and revolutionizing smart living.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal fourth quarter and full year 2021 results to the Events & Presentations section of its investor relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, March 22, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. U.S. dial-in number: 844-467-8941 International number: 929-517-0912 Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860. The conference call will be broadcast live and available for replay via the Investor Relations section of Snap One's website at investors.snapone.com. A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time today through March 29, 2022. Toll-free replay number: 855-859-2056 International replay number: 404-537-3406 Replay ID: 5284935 About Snap One Established in 2005 and based in Charlotte, North Carolina, Snap One is a manufacturer and exclusive source of A/V, security, control, networking, and remote management products for professional integrators. Control4 is Snap One’s premier brand for automation and control. Snap One is an industry leader in the pro-install channel and helps integrators build their businesses by providing a wide range of high-quality products, easily accessible through an intuitive website and backed by award-winning service and support. With a vast catalogue of today’s most popular brands, Snap One is the premier choice for professional installers across the globe. With over 30 local branches in the US and two in Canada, Snap One blends the benefits of e-commerce with the convenience of same-day pickup. Additional information about Snap One and its products can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors

5 should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, net, income tax benefit, depreciation, and amortization, further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below. Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments. Free cash flow, which is defined as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive

6 compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2022. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project”, “forecast”, “targets”, “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of COVID-19, risks related to our business and industry; risks related to our products; risks related to our manufacturing and supply chain; risks related to our distribution channels; risks related to laws and regulations; risks related to cybersecurity and privacy; risks related to intellectual property; risks related to our international operations; risks related to our indebtedness; risks related to our financial statements; risks related to our common stock; and other risks as described under the section entitled “Risk Factors” in our in our Registration Statement on Form S-1 filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Abigail Hanlon Director, Marketing Events & Public Relations Abigail.Hanlon@SnapOne.com Jordan Schmidt Gateway Investor Relations 949-574-3860 IR@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations

7 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		For the Years Ended	
	December 31, 2021	December 25, 2020	December 31, 2021	December 25, 2020
Net sales	$ 273,494	$ 226,107	$ 1,008,013	$ 814,113
Costs and expenses:				
Cost of sales, exclusive of depreciation and amortization	167,626	132,014	599,923	474,778
Selling, general and administrative expenses	91,233	72,797	350,252	267,240
Depreciation and amortization	14,384	14,621	56,581	57,972
Total costs and expenses	273,243	219,432	1,006,756	799,990
Income from operations	251	6,675	1,257	14,123
Other expenses (income):				
Interest expense	6,573	9,654	33,162	45,529
Loss on extinguishment of debt	5,427	—	12,072	—
Other expense (income), net	(655)	(269)	(878)	(1,827)
Total other expenses	11,345	9,385	44,356	43,702
Loss before income taxes	(11,094)	(2,710)	(43,099)	(29,579)
Income tax benefit	(3,269)	1,674	(6,642)	(4,351)
Net loss	(7,825)	(4,384)	(36,457)	(25,228)
Net loss attributable to noncontrolling interest	(10)	(290)	(55)	(344)
Net loss attributable to Company	$ (7,815)	$ (4,094)	$ (36,402)	$ (24,884)
Net loss per share, basic and diluted	$ (0.11)	$ (0.07)	$ (0.56)	$ (0.42)
Weighted average shares outstanding, basic and diluted	74,379	59,217	65,541	58,865

8

snap one™

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	As of	
	December 31, 2021	December 25, 2020
Assets		
Current assets:		
Cash and cash equivalents	$ 40,577	$ 77,458
Accounts receivable, net	52,620	49,363
Inventories, net	210,964	157,099
Prepaid expenses and other current assets	35,114	9,650
Total current assets	339,275	293,570
Long-term assets:		
Property and equipment, net	22,603	20,208
Goodwill	580,761	559,735
Other intangible assets, net	587,192	617,616
Other assets	10,550	6,409
Total assets	$ 1,540,381	$ 1,497,538
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 3,488	$ 21,149
Accounts payable	72,781	68,941
Accrued liabilities	75,517	80,658
Total current liabilities	151,786	170,748
Long-term liabilities:		
Long-term debt, net of current portion	449,256	630,864
Deferred income tax liabilities, net	48,555	55,518
Tax receivable agreement liability	112,406	—
Other liabilities	30,103	22,669
Total liabilities	792,106	879,799
Commitments and contingencies		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 74,427 shares issued and outstanding as of December 31, 2021 and 59,217 shares issued and outstanding at December 25, 2020	744	592
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	826,718	659,093
Accumulated deficit	(79,420)	(43,018)
Accumulated other comprehensive (loss) income	(28)	756
Company's stockholders' equity	748,014	617,423
Noncontrolling interest	261	316
Total stockholders' equity	748,275	617,739
Total liabilities and stockholders' equity	$ 1,540,381	$ 1,497,538

9

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Years Ended	
	December 31, 2021	December 25, 2020
Cash flows from operating activities:		
Net loss	$ (36,457)	$ (25,228)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation and amortization	56,581	57,972
Amortization of debt issuance costs	5,053	6,101
Loss on extinguishment of debt	12,072	—
Unrealized loss on interest rate cap	—	5
Deferred income taxes	(7,977)	(5,423)
Gain on sale of business	—	(979)
Loss on sale and disposal of property and equipment	437	29
Equity-based compensation	21,522	4,284
Bad debt expense	801	1,094
Fair value adjustment to contingent value rights	4,900	800
Valuation adjustment to TRA liability	(275)	—
Change in operating assets and liabilities:		
Accounts receivable	(2,956)	(4,231)
Inventories	(51,844)	7,862
Prepaid expenses and other assets	(27,407)	1,932
Accounts payable and accrued liabilities	(4,865)	20,009
Net cash (used in) provided by operating activities	(30,415)	64,227
Cash flows from investing activities:		
Acquisition of business, net of cash acquired	(26,025)	—
Purchases of property and equipment	(10,004)	(10,245)
Issuance of notes receivable	(925)	—
Proceeds from sale of business	—	600
Other	(429)	79
Net cash used in investing activities	(37,383)	(9,566)
Cash flows from financing activities:		
Proceeds from long-term debt	465,000	—
Payments on long-term debt	(672,608)	(6,824)
Payments of debt issuance costs	(9,709)	—
Proceeds from revolving credit facility	—	52,000
Payments on revolving credit facility	—	(57,000)
Proceeds from initial public offering, net of offering costs	249,154	—
Proceeds from capital contributions	—	961
Net cash provided by (used in) financing activities	31,837	(10,863)
Effect of exchange rate changes on cash and cash equivalents	(920)	483
Net (decrease) increase in cash and cash equivalents	(36,881)	44,281
Cash and cash equivalents at beginning of the period	77,458	33,177
Cash and cash equivalents at end of the period	$ 40,577	$ 77,458
Supplementary cash flow information:		
Cash paid for interest	$ 34,273	$ 42,845
Cash paid for taxes, net	$ 2,065	$ 217
Noncash investing and financing activities:		
Noncash tax receivable agreement liability	$ 112,681	$ —
Noncash equity contribution	$ 10,025	$ 428
Capital expenditure in accounts payable	$ 775	$ 140

10

snap one™

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended		For the Years Ended	
	December 31, 2021	December 25, 2020	December 31, 2021	December 25, 2020
	(in thousands)			
Net loss	$ (7,825)	$ (4,384)	$ (36,457)	$ (25,228)
Interest expense	6,573	9,654	33,162	45,529
Income tax benefit	(3,269)	1,674	(6,642)	(4,351)
Depreciation and amortization	14,384	14,621	56,581	57,972
Other expense (income), net	(655)	(269)	(878)	(1,827)
Loss on extinguishment of debt	5,427	—	12,072	—
Equity-based compensation	4,893	712	21,522	4,284
Compensation expense for payouts in lieu of TRA participation[(a)]	284	—	10,925	—
Initial public offering costs[(b)]	186	542	4,755	542
Fair value adjustment to contingent value rights[(c)]	3,700	500	4,900	800
Deferred acquisition payments[(d)]	1,384	1,376	6,532	9,649
Deferred revenue purchase accounting adjustment[(e)]	122	169	540	1,012
Acquisition- and integration-related costs[(f)]	113	324	407	5,341
Other[(g)]	644	687	3,337	735
Adjusted EBITDA	$ 25,961	$ 25,606	$ 110,756	$ 94,458

11

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted Net Income
(in thousands)

	Three Months Ended		For the Years Ended	
	December 31, 2021	December 25, 2020	December 31, 2021	December 25, 2020
	(in thousands)			
Net loss	$ (7,825)	$ (4,384)	$ (36,457)	$ (25,228)
Amortization	12,293	11,872	48,553	47,491
Equity-based compensation	4,893	712	21,522	4,284
Foreign currency (gains) loss	(147)	(274)	131	(172)
Gain on sale of business	—	—	—	(979)
Loss on extinguishment of debt	5,427	—	12,072	—
Compensation expense for payouts in lieu of TRA participation[(a)]	284	—	10,925	—
Initial public offering costs[(b)]	186	542	4,755	542
Fair value adjustment to contingent value rights[(c)]	3,700	500	4,900	800
Deferred acquisition payments[(d)]	1,384	1,376	6,532	9,649
Deferred revenue purchase accounting adjustment[(e)]	122	169	540	1,012
Acquisition and integration related costs[(f)]	113	324	407	5,341
Other[(g)]	585	866	3,172	760
Income tax effect of adjustments[(h)]	(7,083)	(3,160)	(23,489)	(15,189)
Adjusted Net Income	$ 13,932	$ 8,543	$ 53,563	$ 28,311

(a) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(b) Represents expenses related to professional fees in connection with preparation for our IPO.

(c) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right liabilities ("CVR liabilities"). Contingent value right liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by H&F in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

(d) Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

(e) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

12

13 (f) Represents costs directly associated with acquisitions and acquisition-related integration activities. For fiscal year 2020, the costs relate primarily to third-party consultant and information technology integration costs directly related to the Company’s acquisition of Control4 in August 2019. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions. (g) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (h) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

14 Snap One Holdings Corp. Contribution Margin (in thousands) Net sales $ 273,494 $ 226,107 $ 1,008,013 $ 814,113 Cost of sales, exclusive of depreciation and amortization (a) Net sales less cost of sales, exclusive of depreciation and amortization $ 105,868 $ 94,093 $ 408,090 $ 339,335 Contribution Margin % % % % 38.7 41.6 40.5 41.7 2021 2020 2021 2020 (in thousands) 167,626 132,014 599,923 474,778 Three Months Ended For the Years Ended December 31, December 25, December 31, December 31, (a) Cost of sales, exclusive of depreciation and amortization for the three months ended December 31, 2021 and December 25, 2020 excludes depreciation and amortization of $14,384 and $14,621, respectively. Cost of sales, exclusive of depreciation and amortization, for fiscal years ended December 31, 2021 and December 25, 2020 excludes depreciation and amortization of $56,581 and $57,972, respectively.

15 Snap One Holdings Corp. Free Cash Flow (in thousands) Net cash (used in) provided by operating activities $ (30,415) $ 64,227 Purchases of property and equipment Free Cash Flow $ (40,419) $ 53,982 (in thousands) (10,004) (10,245) For the Years Ended December 31, December 25, 2021 2020